CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 1, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, AXM Pharma, Inc. promoted Chet Howard to Chief Executive Officer.  Howard, an experienced executive officer with over 30 years of financial management in a variety of early stage and growth companies, replaces Peter Cunningham, who remains President of International Sales.  Mr. Howard will also remain as acting Chief Financial Officer until we retain an adequate replacement.  Mr. Cunningham was the Company’s Chief Executive Officer from September 11, 2003 to January 31, 2005.  The Company also hired Zhenyu Kong as President of China Operations and Chief Operating Officer of our operating subsidiary, AXM Pharma (Shenyang) Inc., in China.  Mr. Kong is expected to begin his employment March 1, 2005, following retirement from his current position at China National Pharmaceutical Group Corp., also known as SINOPHARM.  Additionally, we hired Christopher Gee as the Company’s Chief Technology Officer.

The following table and text set forth the names and ages of all of our executive officers as of February 1, 2005.  Also provided are brief descriptions of the business experience of each executive officer, including Mr. Kong during the past five years.

Name	Age	Position

Wang Wei Shi	45	Chairman
Douglas C. MacLellan	47	Vice Chairman
Peter W. Cunningham	47	President of International Sales
Mark H. Elenowitz	34	Director
Chet Howard	61	Chief Executive Officer, Acting Chief Financial Officer
Montgomery F. Simus	36	Director
Mark Bluer	42	Director
Chaoying (Charles) Li	33	Director

Ms. Wang Wei Shi, Chairman.  Ms. Wang became Chairman of AXM Pharma when we acquired Werke Pharmaceuticals, Inc. in March 2003 and has been Chairman of AXM Shenyang and Vice-Chairman of Werke Pharmaceuticals, Inc. since December 2000.  From 1999 until December 2000, Ms. Wang was Chairman and General Manager of Shenyang Tianwei Pharmaceutical Factory, Ltd., a predecessor to AXM Shenyang.  Since May 1996, she has also been Chairman of Liaoning Shenda Import and Export Company, a Chinese import/export company.  From 1984 through 1988, Ms. Wang was the Manager of the Finance Department of the Shenyang Five Mineral Import and Export Company, a Chinese import/export company.  Ms. Wang attended Beijing University and Shenyang University and studied financial management, accounting and economics.

Mr. Douglas C. MacLellan, Vice-Chairman Mr. MacLellan became Vice-Chairman of AXM Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003 and has been Vice-Chairman of Werke Pharmaceuticals, Inc. since October 2000 and Vice Charman of the Board of Directors of AXM Shenyang since December 2000.    Mr. MacLellan is a venture capitalist and business incubation executive.  He holds significant expertise in developing and financing Chinese-based businesses, particularly in the telecommunications, software and Internet industries.  Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately-held business incubator and financial advisory firm.  From March 1998 through October 2000, Mr.

MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces.  He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider.  Mr. MacLellan is also a member of the board of directors of AMDL, Inc. (AMEX: ADL), a publicly-held biotechnology firm.  From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund.  From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets.  Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000.  During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

Mr. Peter W. Cunningham, President of International Sales. Mr. Cunningham was appointed as our President of International Sales on February 1, 2005.  Previously, he was the Chief Operating Officer and served as our Chief Executive Officer and President from September 2003 until January 31, 2005.  He is a known pharmaceutical industry advisor with extensive experience in creating increased market share for new and existing ethical drug and over–the-counter pharmaceutical products. He has more than 15 years of experience working in the healthcare industries in the Asia Pacific region.  Since 1997 Mr. Cunningham has been an independent consultant to the pharmaceutical industry.  From 1994 to 1997, he was the Principal Consultant in the firms Marc J Consultants & Coopers & Lybrand / Marc J Consultants Healthcare Industry Practice.  He is the former General Manager of Sterling Drug Singapore from 1983 to 1985, where he was the youngest General Manager in the company’s history.  He has held regional management positions with Rhone Poulenc Rorer from 1987 to 1990, and Becton Dickinson 1990 to 1994.  While at Becton Dickinson, he held additional responsibility as a member of an internal strategy advisory team comprising headquarters staff and visionary management from various operations worldwide. Mr. Cunningham received his MBA from The George Washington University and a B.A. from the State University of New York and is a Research Fellow at the American Red Cross National Headquarters.

Mr. Mark H. Elenowitz, Director.  Mr. Elenowitz became a Director of AXM Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003.  Mr. Elenowitz was co-founder and since July 2001 has been a managing director of TriPoint Capital Advisors, LLC, a consulting firm, where he is responsible for the overall corporate development of TriPoint and assisting its clients with corporate and general business development.  From September 2001 to March 2002, Mr. Elenowitz was a Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms, such as traditional television, film and the Internet.  From February 1998 to October 2001, Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc., a financial consulting firm.  He was also a founder and since 1996 has been the senior managing director of Investor Communications Company, LLC, a national investor relations firm.  Mr. Elenowitz has held Series 7 and 63 licenses as a broker, and has held a Series 24 license at a regional brokerage firm. Mr. Elenowitz is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

Mr. Mark Bluer, Director. Mr. Bluer joined the AXM Pharma team on February 25, 2004.  Mr. Bluer is a founder and managing partner of Bluer and Bluer, LLP, which was founded in 2000 and is a San  Francisco Bay Area based law firm primarily focused on business and employment litigation.  Mr. Bluer personally represents clients through all stages of litigation and many cases involve parties from China or disputes involving transactions between China and the United States.  Prior to founding Bluer and Bluer, Mr. Bluer served as Deputy Chief Representative for the Beijing Representative office of the law firm CHA & PAN from 1997 to 1999.  Mr. Bluer represented various American clients of the firm with business interests in China.  Mr. Bluer’s first attorney position was with Kern, Noda, Devine & Segal from 1992 to 1995.  Mr. Bluer was enrolled in the Taipei Language Institute where he took tutorial classes in Mandarin Chinese from 1985 to 1986 and now has over 19 years experience speaking and reading Mandarin Chinese.  Mr. Bluer also has a BA in Business Economics and History, from the University of California, Santa Barbara.  In 1990, Mr. Bluer received his JD from Santa Clara University School of Law and has been an active member of the California State Bar since 1991.

Mr. Chet Howard, Chief Executive Officer and Acting Chief Financial Officer, Mr. Chet Howard has over 30 years of financial management experience working with a variety of early stage and growth companies.  Since January 2000, Mr. Howard has maintained a consulting practice that specializes in SEC reporting and Sarbanes-Oxley compliance. His clients have included Amerimmune Pharmaceuticals, Inc., Mandalay Resorts, Inc. and Smart Chip Technologies, Inc.  From January 2001 to December 2002, Mr. Howard was Executive Vice President and CFO of AirCard Cellular, Inc., where he organized the finance department, implemented the accounting system and helped develop the business plan.  Prior to AirCard, he was Senior Vice President and CFO of Big Hub.com, Inc., where he was responsible for all aspects of taking the company public and instrumental in raising $7.5 million.  Before joining Big Hub.com, he was Executive Vice President and CFO of USA Service Systems, Inc., a marketing and merchandising company with clients such as Sam’s Club, Wal-Mart, Walgreen’s and Sears.  Mr. Howard was also Executive Vice President and CFO of InterAmericas Communication Corp (now AT&T Latin American) and Executive Vice President and CFO of HQ Office Supplies Warehouse, Inc, where he managed the sale of the company to Staples, Inc.  Previously, he helped develop the business plan and manage venture capital investment as Senior Vice President, CFO and a co-founder of the Sports Authority, Inc.  In addition to these corporate positions, Mr. Howard has eight years of experience as a consultant where he has prepared IPO’s, several secondary offering documents and assisted company executives with SEC filings on a regular basis.  Mr. Howard holds both an MBA and BS degree (Accounting Major) from California State Poly University and has attended numerous seminars to maintain current expertise in SEC reporting and other corporate goverence matters.

Zhenyu Kong, COO, Mr. Zhenyu Kong spent nearly 25 years at China National Pharmaceutical Group, China’s leading pharmaceutical company, where he was Chairman of China National Pharmaceutical Group United Engineering.  China National Pharmaceutical Group Corp., also known as, SINOPHARM, is actively engaged in the research and development, capital investment, manufacture and trade of pharmaceuticals and medical instruments.  SINOPHARM has achieved an annual sales volume of 10 billion RMB (over 1.2 billion U.S. Dollars) and a total import and export volume of 200 million U.S. Dollars.  Prior to becoming Chairman of SINOPHARM, Mr. Kong was the Director of the Planning and Development Department of China National Pharmaceutical Group Corporation.  From 1998 to 1999, Mr. Kong was the director of the International Department of China National.  Mr. Kong has tremendous expertise in planning and developing extensive product portfolios and commendable strength in research, production, sales and distribution, as well as, international trade.  Mr. Kong has held various leadership roles in many industry associations, which solidified his significant place in China’s pharmaceutical industry.  He pioneered the organization of national drug and pharmaceutical ingredients exhibitions, national medical equipment exhibitions and other exhibitions in China and abroad. Mr. Kong has played a key role in the shaping of industry structure, improving market regulation, maintaining disaster reserves, overseeing pharmaceutical supplies, encouraging international economic and technological cooperation, as well as, foreign investment and technological exchanges.  Mr. Kong attended Beijing Chemical Engineering University from 1963 to 1968.

Mr. Montgomery Frank Simus, Director.  Mr. Simus has more than nine years of experience working in Central and Southeast Asia, including a unique combination of information and communications technology expertise and international development and team-building experience.  Since August 2002, he has been President, CEO and founder of Golden Asia Ventures, a management consultancy that focuses on strategic business and technology investments partnerships between Asian and North American organizations.  From 2001 to 2002, Mr. Simus was a Vice President at CEM Investments, where he focused on early-stage commercial and residential real estate and mezzanine financing opportunities.  Prior to CEM Investments, he worked as an Alliance Manager in the Institutional Business Development Group at Financial Engines, Inc. from September 1999 to January 2001.  Before joining Financial Engines, Inc., Mr. Simus held a variety of technology and finance related positions with various international firms, including AES Corporation, Lehman Brothers Asia Limited (Hong Kong), Hong Kong and Shanghai Banking Corporation Limited (Hong Kong), Oracle Corporation and EDS Limited.  Mr. Simus also previously managed the implementation of a multi-million dollar international aid project portfolio focused on telecommunications, aviation, and parastatal reform for the United Nations Development Program in Kenya.  He graduated from Harvard University’s John F. Kennedy School of Government with a Masters Degree in Public Policy focused on International Development.  He has a BA in History from Yale University and is functional in French, Mandarin Chinese and Russian.

Mr. Chaoying (Charles) Li, Director.  Mr. Li is a registered lawyer and trademark attorney in the People’s Republic of China where he specializes in foreign investments in China, mergers and acquisitions, joint venture structure and formations and intellectual property and technology law.  Since August 2001, he has been a partner at T&C Law Offices in Beijing.  Prior to joining T&C, Mr. Li was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China that extensively emphasized the management of intellectual property rights from January 2000 to August 2001.  Before the founding of Bookoo, Inc., Mr Li spent over 4 years from August 1995 to December 1999 working for Cha & Cha, an international law firm specializing in Telecom, Internet and joint venture law.  He recived a Master of Laws in August 2003 from the University of Ottawa and both a Master of Laws in July 1999 and Bachelor of Laws in July 1996 from Peking University, majoring in Intellectual Property Law.  He also received a BS in Mathematics in July 1995 from Peking University.  Charles has written numerous academic and professional articles that are widely published internationally and in Mainland China, Hong Kong and Taiwan.  Mr. Li is fluent in English and Mandarin.  He also completed an internship at Gowling Lafleur Henderson LLP in Ottawa, Canada in 2003.

There are no family relationships between any of the executive officers.

Certain Relationships And Related Transactions

We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest.  Pursuant to the terms of the consulting agreement, we are required to pay TriPoint a monthly fee of $10,000.  The current agreement between Tripoint Capital Advisors and AXM Pharma has a one-year term and is terminable by either party, with or without cause, upon 30 days written notice.  Additionally, on  May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock.  On April 29, 2004, the Board authorized Peter Cunningham to sign a new agreement with Tripoint Capital Advisors for their consulting services.  In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC , a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from the Company.  Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and  issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia.  Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma.  The current agreement with Amaroq Capital is for a six month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital.  Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President of International Sales and former Chief Executive Officer.

In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma.  Rabelaisian Resources’ agreement expired in August 2003.  Rabelaisian Resources is owned by Peter Cunningham, our President of International Sales and former Chief Executive Officer.

Employment Agreements

Chet Howard entered an employment agreement with the Company on February 1, 2004, for his original position of Chief Financial Officer.  Pursuant to his promotion to Chief Executive Officer, Howard will receive a raise in salary.  His employment agreement will be amended to reflect his new title and salary.  Once the amendment to his employment agreement is finalized, we will file it as an exhibit to an amendment of this 8-K.

Peter Cunningham entered an employment agreement with the Company on August 1, 2003 for his original position as Chief Executive Officer.  We are in the process of writing an amendment to his employment agreement to reflect his position change and we will file it as an exhibit to an amendment of this 8-K after it is fully executed.

We expect to finalize Mr. Kong’s employment agreement by the end of February, before he begins working for us in March.  We will file his employment agreement as an exhibit to an amendment of this 8-K once it is fully executed.

The Company decided to hire Christopher Gee as its Chief Technology Officer due to his extensive IT experience.  Mr. Gee is a former Apple Computer Inc. executive, whose background includes three years as a senior analyst (specializing in information systems, IT management, and emerging technologies) at New York University, Stern School of Business. Mr. Gee relocated to the West Coast in 1995 to manage business development and tech operations for Kinetic Multimedia, a company specialized in mobile and wireless computing technologies.  The new position brought him into contact with executives at top companies in the industry: Motorola, IBM, Qualcomm, and Apple Computer (which eventually recruited and hired him). While at Apple, Mr. Gee successfully managed various business development and enterprise computing projects.   He strongly believes in efficient information technology as one of the cornerstones of any successful company. Mr. Gee received his Masters Degree from Kings College, University of London and a B.A. from New York University.

Once Mr. Gee’s employment agreement is executed, we will file it as an exhibit to an amendment of this 8-K after it is fully executed.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1

Employment Agreement between Peter Cunningham and AXM Pharma, Inc. dated August 1, 2003.  (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form SB-2 filed on March 5, 2004)

99.1	Press release dated January 31, 2005 regarding appointment of new executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.

By: /s/ Chet Howard
Chet Howard, CEO